                                                                    EXHIBIT 99.1


Contact: Steven Koehler                 Michael Mitchell
         Chief Financial Officer        Director of Corporate Communications
         The Medicines Company          The Medicines Company
         (973) 656-1616                 (973) 656-1616
                                        investor.relations@themedco.com

For Immediate Release


                THE MEDICINES COMPANY REPORTS SECOND QUARTER 2002
                 FINANCIAL RESULTS AND CONFIRMS ANNUAL GUIDANCE

PARSIPPANY, NJ, July 23, 2002 - The Medicines Company (NASDAQ: MDCO) announced today its results for the quarter ended June 30, 2002. The Company is confirming its year-end 2002 ANGIOMAX(R) net revenue goal of $36-$41 million.

Highlights for the quarter included:

     * Net revenue increased to $7.2 million, compared to $2.0 million for the second quarter 2001, primarily generated by sales of the company's flagship product, ANGIOMAX. For the first half of 2002, net revenue was $14.9 million, compared to $3.9 million for the same period in 2001.

     * Second quarter 2002 net revenue was impacted by a $1.1 million order that was not received by the customer until the first week in July. Because the product was received in the third quarter, the $1.1 million in revenue will be recorded in the third quarter.

     * Net loss attributable to common stockholders decreased to $13.1 million, compared to $16.0 million for the second quarter 2001. For the first half of 2002, net loss was $24.8 million, compared to $35.1 million for the same period in 2001.

     * A completed public offering of common stock resulted in net proceeds to MDCO of $31.0 million. As of June 30, 2002 the Company had cash, cash equivalents, available for sale securities and accrued interest receivable of $64.2 million.

     * REPLACE-2 clinical trial continues to enroll patients as planned, with greater than 4,800 of the 6,000 patients enrolled to-date.

     * Two publications in the journal Anesthesiology regarding clevidipine, the Company's potential acute hypertension product.

Dave Stack, President and CEO of The Medicines Company stated, "The reported net revenue figure was reduced by the effect of a $1.1 million shipment in June that we had expected to report in the second quarter, but have recorded instead in the third quarter. Therefore, ANGIOMAX sales to-date are in line with our expectations, in the center of our anticipated range."

There will be a conference call with management today at 5:00 p.m. Eastern Time to discuss these results. To listen in, please dial 800-472-8325 and request The Medicines Company 2002 Second Quarter conference call. If you are calling from outside of the United States, please dial 1-706-679-0816. If you cannot attend the live call, a digital replay will be available through August 6. Please call 800-642-1687 in the U.S. or 1-706-645-9291 internationally and enter passcode 4892130. Additionally, this call is being webcast by CCBN and can be accessed at The Medicines Company's web site (www.themedicinescompany.com).

The Medicines Company was founded in 1996 to acquire, develop and commercialize selected pharmaceutical products in late stages of development and approved products. ANGIOMAX is approved in the United States for use as an intravenous anticoagulant in combination with aspirin in patients with unstable angina undergoing coronary balloon angioplasty, and is expected to be the cornerstone product of a planned acute-care hospital franchise. The Company is also developing another intravenous agent, clevidipine, for the short-term control of high blood pressure in the hospital setting.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2002 and incorporated herein by reference. These risk factors include risks as to the commercial success of ANGIOMAX; how long the Company will be able to operate on its existing capital resources; whether the Company's products (other than ANGIOMAX for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company's products will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and, if such products receive approval, whether they will be successfully marketed; the Company's history of net losses; and the Company's dependence on third parties, including manufacturers, suppliers and collaborators. We do not assume any obligation to update any forward-looking statements.

                              THE MEDICINES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                                  THREE MONTHS ENDED JUNE 30,
                                                 ----------------------------
                                                     2002           2001
                                                 ------------    ------------
Net revenue                                      $  7,156,130    $  2,047,541

Operating Expenses
    Cost of revenue                                 1,647,141         319,043
    Research and development                        9,392,052       8,308,956
    Selling, general and administrative             9,400,051       9,567,941
                                                 ------------    ------------
           Total operating expenses                20,439,244      18,195,940
Loss from operations                              (13,283,114)    (16,148,399)
     Interest income, net                             142,031         995,270
                                                 ------------    ------------
     Loss on sale of investments                           --        (850,000)
                                                 ------------    ------------
Net loss                                          (13,141,083)    (16,003,129)
Dividends and accretion to redemption
     value of redeemable preferred stock                   --              --
                                                 ------------    ------------
Net loss attributable to common stockholders     $(13,141,083)   $(16,003,129)
                                                 ============    ============
Basic and diluted net loss attributable to
    common stockholders per common share         $      (0.37)   $      (0.49)
                                                 ============    ============

Shares used in computing net loss attributable
    to common stockholders per common share:
         Basic and diluted                         35,390,977      32,357,360
                                                 ============    ============

                                                       SIX MONTHS ENDED JUNE 30,
                                                    ----------------------------
                                                       2002            2001
                                                    ------------    ------------
Net revenue                                         $ 14,871,031    $  3,908,829
Operating Expenses
    Cost of revenue                                    2,732,630         651,443
    Research and development                          18,701,124      20,904,153
    Selling, general and administrative               18,731,888      18,626,877
                                                    ------------    ------------
           Total operating expenses                   40,165,642      40,182,473
Loss from operations                                 (25,294,611)    (36,273,644)
     Interest income, net                                512,222       2,064,529
     Loss on sale of investments                              --        (850,000)
                                                    ------------    ------------
Net loss                                             (24,782,389)    (35,059,115)
Dividends and accretion to redemption
     value of redeemable preferred stock                      --              --
                                                    ------------    ------------
Net loss attributable to common stockholders        $(24,782,389)   $(35,059,115)
                                                    ============    ============
Basic and diluted net loss attributable to common
stockholders per common share                       $      (0.71)   $      (1.12)
                                                    ============    ============
Shares used in computing net loss attributable to
common stockholders per common share:
    Basic and diluted                                 35,010,909      31,309,946
                                                    ============    ============

THE MEDICINES COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED                                                 JUNE 30,    DECEMBER 31,
                                                            2002          2001
                                                        -----------   ------------
ASSETS
Cash, cash equivalents, available for sale securities   $64,112,559   $54,009,376
Accrued interest receivable                                  87,681         6,757
Accounts receivable, net                                  5,312,556     5,346,684
Inventories                                              18,761,792    16,610,928
Fixed assets, net                                           989,864     1,223,528
Other assets                                                954,826       703,640
                                                        -----------   -----------
    Total assets                                        $90,219,278   $77,900,913
                                                        ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                     $17,570,799   $16,779,949
Deferred revenue                                          1,458,333            --
Stockholders' equity                                     71,190,146    61,120,964
                                                        -----------   -----------
    Total liabilities and stockholders' equity          $90,219,278   $77,900,913
                                                        ===========   ===========